Exhibit 99.1

Black Mountain Acquisition Corp. Announces Extension of Deadline to Complete Initial Business Combination

FORT WORTH, TX, September 14, 2023 – Black Mountain Acquisition Corp. (the “Company”) (NYSE: BMAC, BMAC.U, BMAC WS) announced today that its board of directors has elected to extend the date by which it has to consummate an initial business combination by one additional month from September 18, 2023 to October 18, 2023 (the “Extension”), as permitted under the Company’s second amended and restated certificate of incorporation.

In connection with the Extension, Black Mountain Sponsor LLC (the “Sponsor”) has deposited $160,000 (the “Extension Payment”) into the Company’s trust account for its public stockholders (the “Trust Account”) which enables the Company to effectuate the Extension. The Sponsor loaned the Extension Payment to the Company through a non-interest-bearing loan. If the Company consummates an initial business combination, it will repay the loan out of the proceeds of the Trust Account or, at the option of the Sponsor, convert all or a portion of such loan into warrants for $1.00 per warrant, which warrants will be identical to the warrants issued by the Company in a private placement in connection with the Company’s initial public offering. If the Company does not consummate an initial business combination, it will repay the loans only from funds held outside the Trust Account.

About Black Mountain Acquisition Corp.

Black Mountain Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, may identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s most recently filed Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K and in other reports we file with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.